UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

BRAZIL MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue, Suite 800
Pasadena, CA 91101
 (Address of principal executive offices, including zip code)

(213) 590-2500
(Registrant’s telephone number, including area code)

Not applicable
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY DEBENTURE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2015, the Company issued Convertible Promissory Notes in the principal amount of $50,000 with a fixed floor conversion price (the “Notes”) and three year options to purchase 10,000,000 shares of the Company’s Common Stock at $.005 per share (the “Options”) to each of four investors (each an “Investor” and together “Investors”). In consideration for the sale of the Notes and the Options, the Company received total cash proceeds of $200,000. The Investors approached the Company with the transaction; there was no broker-dealer involved and no commission was paid to a third party. Each of the Notes bears interest on its outstanding principal amount at the rate of 10% per annum. Principal and interest payments on the Notes are to be made quarterly by the Company commencing June 30, 2015 out of fixed percentages of certain types of potential revenues related to sand. The Company retains the right to use other cash flows to repay the Notes. The maturity date of the Notes is January 30, 2018 at which time all outstanding principal and accrued interest shall be due.

The Notes are convertible into shares of Common Stock of the Company at a fixed conversion price of $0.0025 per share, subject to adjustment for stock splits, stock dividends, recapitalizations and reorganizations. The Notes may be prepaid by the Company, without premium or penalty. Upon a notice of prepayment from the Company, the Investor has the right to decline receipt of such prepayment and instead convert an equivalent amount to Common Stock.

The cash exercise price of the Options is also subject to adjustment upon the occurrence of stock splits, stock dividends, recapitalizations and reorganizations.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 2.03 hereof is incorporated by reference herein. The Notes was issued on February, 2015 and are initially convertible into an aggregate of 80 million shares Common Stock, par value $.001 per share, of the Company. The Notes were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) afforded by Section 4(a)(2) of the Act by virtue of being offered without employing any general solicitation and issued to purchasers, each of which represented to the Company that he or it is an accredited investor, has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the prospective investment and which acquired the Notes for investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: February 5, 2015	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer